-----Original Message-----
From: Kiho Choi [email address omitted]
Sent: Thursday, January 21, 2016 11:18 AM
To: Kevin Kim
Subject:

I ask for your understanding for relaying this via written form although I should be telling you this in person. I hereby resign from the Board of Directors. Please let me know if you need anything for the official announcement. Thank you for allowing me to have a good experience and I wish you the best.

Sent from my iPhone

AFFIDAVIT RE TRANSLATION OF
FOREIGN LANGUAGE DOCUMENTS

I, Phyllis Chong Kim, say: I am familiar with and fluent in, both the KOREAN and ENGLISH languages; I am a duly certified and sworn Court Interpreter for the State of California, certification number 300893; I have read and translated the attached email from “Kiho Choi [email address omitted] to Kevin Kim, dated Thursday, January 21, 2016 11:18AM, consisting of 1 page. I certify that the translation of said Korean document into English is true and correct to the best of my knowledge and ability.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct and that this Affidavit was executed on this February 1, 2016, in the City of Glendale, State of California.

/s/ Phyllis Chong Kim

Phyllis Chong Kim
Certified Court Interpreter State of California
Cert. #300893
38 Glenflow Ct.
Glendale, CA 91206
(213) 880-7992